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INFORMATION STATEMENT
REGARDING SUBADVISER
CHANGES TO THE
USAA INTERNATIONAL FUND

The USAA International Fund’s Board of Trustees (the Board) recently approved Lazard Asset Management LLP (Lazard) and Wellington Management Company LLP (Wellington Management) as additional new subadvisers for the USAA International Fund (the Fund), with the change taking effect on August 28, 2015. In 2002, the U.S. Securities and Exchange Commission granted an order that permits USAA Asset Management Company (AMCO) to add or change subadvisers for a Fund without first calling a special shareholders meeting and obtaining shareholder approval (Order). One of the conditions of the Order requires AMCO, within 90 days of the hiring of any new subadviser, to furnish the Fund’s shareholders all the information that would have been included in a proxy statement. This statement provides such information regarding the hiring of Lazard and Wellington Management. This Information Statement is first being delivered to shareholders on or about October 1, 2015.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INVESTMENT SUBADVISORY AGREEMENTS
AMONG AMCO, LAZARD ASSET MANAGEMENT,
AND WELLINGTON MANAGEMENT COMPANY LLP

➢	WHAT WAS THE PROCESS THAT LED TO LAZARD
AND WELLINGTON MANAGEMENT BECOMING NEW SUBADVISERS TO THE FUND?

While AMCO remains confident in the ability of the Fund’s current subadviser, MFS Investment Management (MFS), to serve the Fund, AMCO is seeking to add investment styles that are complementary to MFS’ approach. AMCO believes utilizing different but complementary styles for the Fund may lead to better risk-adjusted returns and more consistent performance for the Fund over the long-term. As a result, AMCO assessed the options available to the Fund, identified several firms in the business of managing funds with objectives similar to that of the Fund but with styles that complemented the existing subadviser, and solicited proposals from those firms. After reviewing the proposals, AMCO concluded that engaging Lazard and Wellington Management was in the best interests of the Fund and recommended that the Fund’s Board approve entering into investment subadvisory agreements with each of Lazard and Wellington Management with respect to the Fund (Subadvisory Agreement(s)). On June 16, 2015, after considering, among other things,

Lazard’s and Wellington Management’s capabilities and reviewing the terms of the Subadvisory Agreements, the Fund’s Board approved the new Subadvisory Agreements. Lazard’s and Wellington Management’s duties under their respective Subadvisory Agreements are substantially the same as the duties of MFS under the Fund’s existing subadvisory agreement between AMCO and MFS, and identical to the existing investment subadvisory agreements between Lazard and AMCO with respect to the Emerging Markets Fund, and between Wellington Management and AMCO with respect to the Aggressive Growth Fund, Science & Technology Fund, and Small Cap Stock Fund. AMCO will continue to oversee the management of the Fund as its investment adviser.

➢	WHAT ARE THE KEY PROVISIONS OF THE SUBADVISORY AGREEMENTS?

Under the Subadvisory Agreements, AMCO will employ Lazard and Wellington Management, in addition to MFS Investment Management, the Fund’s current subadviser, to each manage a portion of the day-to-day investment of the Fund’s assets consistent with the Fund’s investment objective, policies, and restrictions. Lazard and Wellington Management will be responsible for, among other things, placing all orders for the purchase and sale of portfolio securities, subject to the supervision and monitoring of AMCO and the oversight of the Fund’s Board. AMCO, and not the Fund, will be responsible for paying all fees charged by Lazard and Wellington Management for these subadvisory services. Any description of the Subadvisory Agreements set forth herein is qualified in its entirety by the actual Subadvisory Agreements, as amended, which are attached as Exhibit A and Exhibit B.

➢	WHEN DID THE INVESTMENT SUBADVISORY AGREEMENTS TAKE EFFECT AND UNDER WHAT CIRCUMSTANCES MAY THEY BE TERMINATED?

The Subadvisory Agreements will take effect on or about August 28, 2015, and will remain in effect for an initial two-year period ending on August 28, 2017. Thereafter, each Subadvisory Agreement may be continued for successive years, provided that it is specifically approved at least annually by a vote of a majority of the Board members who are not “interested persons,” as that term is defined in Section 2(a)(19) of the 1940 Act, of the Fund (Independent Board Members) and by a majority of all Board members. The Fund may terminate a Subadvisory Agreement, without penalty, by a vote of a majority of the Independent Board Members or by vote of a majority of the Fund’s outstanding shares, without penalty, on not more than 60 days’ written notice to AMCO and Lazard or Wellington Management, as the case may be. AMCO may at any time terminate any Subadvisory Agreement, without penalty, by written notice to Lazard or

Wellington Management, respectively. Lazard or Wellington Management may terminate their respective Subadvisory Agreement, without penalty, by not less than 90 days’ written notice to AMCO. A Subadvisory Agreement automatically will terminate without penalty in the event of its “assignment” as that term is defined in the 1940 Act.

➢	WILL THE FUND’S TOTAL EXPENSES CHANGE AS A RESULT OF THE SUBADVISORY AGREEMENTS WITH LAZARD AND WELLINGTON MANAGEMENT?

No, the Subadvisory Agreements will not affect the Fund’s total expense ratio. AMCO (not the Fund) pays a fee to Lazard and Wellington Management for services under the Subadvisory Agreements.

➢	WILL THE FUND’S INVESTMENT OBJECTIVE OR INVEST-MENT STRATEGY CHANGE AS A RESULT OF THE SUBADVISORY AGREEMENTS WITH LAZARD AND WELLINGTON MANAGEMENT?

The Fund’s investment objective will remain the same. However, Lazard and Wellington Management are expected to realign the portion of the Fund’s portfolio that each will advise to reflect their proprietary investment techniques. As a result, during the transition period, the Fund could experience higher portfolio turnover than normal and higher related transaction costs, including brokerage commissions. In addition, the Fund could realize capital gains when portfolio positions are sold. These realized capital gains may increase the Fund’s taxable distributions for the current year.

➢	WHAT INFORMATION DID THE BOARD CONSIDER PRIOR
TO APPROVING THE SUBADVISORY AGREEMENTS WITH LAZARD AND WELLINGTON MANAGEMENT?

At a meeting held on June 17, 2015, the Board, including the Independent Board Members, approved the Subadvisory Agreements with Lazard and Wellington Management. In advance of the meeting, the Board received and considered a variety of information relating to Lazard, Wellington Management, and the respective Subadvisory Agreements, and had the opportunity to ask questions and request additional information from management. The information provided to the Board included, among other things: (i) the experience and qualifications of Lazard and Wellington Management and the individuals at each company who would be responsible for providing investment management services for the Fund; and (ii) the fees to be paid to Lazard and Wellington Management. Prior to voting, the Independent Board Members reviewed each proposed Subadvisory

Agreement with management and with experienced independent counsel and received materials from such counsel discussing the legal standards for their consideration of the proposed Subadvisory Agreements. The Independent Board Members also reviewed the proposed Subadvisory Agreements in private sessions with their counsel at which no representatives of management were present.

In approving the Fund’s Subadvisory Agreements with Lazard and Wellington Management, the Board considered various factors, among them: (i) the nature, extent, and quality of services to be provided to the Fund by Lazard and Wellington Management, including the personnel that will be providing services; (ii) compensation and any other benefits that will be derived from the subadvisory relationship by Lazard and Wellington Management; (iii) comparisons, to the extent available, of subadvisory fees charged by Lazard and Wellington Management to other clients and performance to comparable investment companies; and (iv) the terms of the Subadvisory Agreements. The Board’s analysis of these factors is set forth below. In considering the Subadvisory Agreements, the Board did not identify any single factor as controlling, and each Independent Board Member may have attributed different weights to various factors. Throughout their deliberations, the Independent Board Members were represented and assisted by independent counsel.

Nature, Extent, and Quality of Services To Be Provided; Investment Personnel. The Board considered information provided to it regarding the services to be provided by Lazard and Wellington Management. The Board considered Lazard’s and Wellington Management’s level of knowledge and investment style. The Board reviewed the experience and credentials of the investment personnel who would be responsible for managing the investment of portfolio securities with respect to the Fund and Lazard’s and Wellington Management’s level of staffing. The Board noted Lazard’s and Wellington Management’s brokerage practices. The Board also considered their regulatory and compliance history. The Board noted that AMCO’s monitoring processes of Lazard and Wellington Management would include: (i) regular telephonic meetings to discuss, among other matters, investment strategies and to review portfolio performance; (ii) monthly portfolio compliance checklists and quarterly compliance certifications to the Board; and (iii) periodic due diligence reviews of Lazard and Wellington Management. The Board also took into consideration the financial condition of Lazard and Wellington Management.

Subadviser Compensation. In considering the cost of services to be provided by Lazard and Wellington Management and the profitability to Lazard and Wellington Management of their relationship with the Fund, the Board noted that the fees under the Subadvisory Agreements would be paid by AMCO. The

Board also relied on the ability of AMCO to negotiate the Subadvisory Agreements and the fees thereunder at arm’s length. Because subadvisory fees are paid by AMCO and not by the Fund, the Board determined that the costs of the services to be provided by Lazard and Wellington Management and the profitability to Lazard and Wellington Management were not a material factor in their deliberations with respect to the approval of the New Investment Subadvisory Agreement. For similar reasons, the Board also concluded that the potential for economies of scale in Lazard’s and Wellington Management’s management of the Fund were not a material factor in approving the Investment Subadvisory Agreement, although the Board noted that the proposed subadvisory fees contained breakpoints.

Subadvisory Fees and Fund Performance. The Board considered the subadvisory fees for the Fund in comparison to the fees that Lazard and Wellington Management charge to comparable clients, as applicable. The Board considered that the Fund pays a management fee to AMCO and that, in turn, AMCO will pay a subadvisory fee to Lazard and Wellington Management. The Board took into account that the advisory fees paid by the Fund would not change. The Board noted AMCO’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Lazard and Wellington Management.

Conclusion. After full consideration of a variety of factors, including those discussed above, the Board determined that its evaluation of each of the factors supported approval of the Subadvisory Agreements with Lazard and Wellington Management, and that such approval would be in the best interests of the Fund and its shareholders. As a result the Board, including the Independent Board Members, voted to approve the Subadvisory Agreements with Lazard and Wellington Management.

➢	WHAT GENERAL INFORMATION IS AVAILABLE ABOUT LAZARD?

Lazard, located at 30 Rockefeller Plaza, New York, New York 10112-6300, provides investment management services to client discretionary accounts with assets totaling approximately $183.9 billion as of June 30, 2015.

➢	WHO ARE THE DIRECTORS AND PRINCIPAL EXECUTIVE OFFICER OF LAZARD?

The names and principal occupations of the current directors and principal executive officer of Lazard are set forth as follows:

NAME AND ADDRESS	PRINCIPAL OCCUPATION
Ashish Bhutani	Director and Chief Executive Officer and Vice Chairman of Lazard Ltd, the parent company of Lazard
Kenneth M. Jacobs	Director and Chairman of the Board of Directors and Chief Executive Officer of Lazard Ltd., the parent company of Lazard
Alexander F. Stern	Director and Chief Operating Officer of Lazard Ltd., the parent company of Lazard

During the last five fiscal years, no director or officer of Lazard has engaged in any other business, profession, vocation, or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Each of these individuals has a business address of 30 Rockefeller Plaza, New York, New York 10112-6300.

➢	DOES LAZARD OR ANY OF ITS AFFILIATES PROVIDE ANY ADDITIONAL SERVICES TO THE FUND?

No.

➢	WHAT WILL AMCO PAY LAZRAD FOR ITS SUBADVISORY SERVICES?

For its services, Lazard will receive a fee from AMCO equal to 0.50% on the first $100 million of assets under management, 0.45% on the next $150 million of assets under management, 0.40% on the next $350 million of assets under management, and 0.375% on assets above $600 million. In addition, Lazard will not seek to increase this fee during a three-year period ending August 27, 2018.

➢	DOES LAZARD ACT AS ADVISER FOR SIMILAR FUNDS?

No.

➢	WHAT GENERAL INFORMATION IS AVAILABLE ABOUT WELLINGTON MANAGEMENT?

Wellington Management is a Delaware limited liability partnership with principal offices at 280 Congress Street, Boston, Massachusetts 02210. Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 80 years. Wellington Management is owned by the Wellington Management Group LLP, a Massachusetts limited liability partnership. As of June 30, 2015, Wellington Management had investment management authority with respect to approximately $936 billion in assets.

➢	WHO ARE THE DIRECTORS AND PRINCIPAL EXECUTIVE OFFICER OF WELLINGTON MANAGEMENT?

The names and principal occupations of the current directors and principal executive officer of Wellington Management are set forth as follows:

NAME AND ADDRESS	PRINCIPAL OCCUPATION
John F. Averill	Senior Managing Director, Wellington Management Company LLP and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
John E. Butler	Senior Managing Director, Wellington Management International Ltd and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Nicolas M. Choumenkovitch	Senior Managing Director, Wellington Management Company LLP and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Cynthia M. Clarke	Senior Managing Director and General Counsel, Wellington Management Company LLP

Cheryl M. Duckworth	Head of Wellington Management Singapore Pte Ltd and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Jean M. Hynes	Senior Managing Director, Wellington Management Company LLP and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Donald J. Kilbride	Senior Managing Director, Wellington Management Company LLP and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Ian R. Link	Senior Managing Director, Wellington Management International Ltd and Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Nancy M. Morris	Managing Director and Chief Compliance Officer, Wellington Management Company LLP

The principal business address of Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210. Wellington Management Company LLP is an investment adviser registered under the Investment Advisers Act of 1940. During the last two fiscal years, no partner of Wellington Management Company LLP, the Fund’s investment subadviser, has engaged in any other business, profession, vocation, or employment of a substantial nature other than that of the business of investment management.

➢	DOES WELLINGTON MANAGEMENT OR ANY OF ITS AFFILIATES PROVIDE ANY ADDITIONAL SERVICES TO THE FUND?

No.

➢	WHAT WILL AMCO PAY WELLINGTON MANAGEMENT FOR ITS SUBADVISORY SERVICES?

For its services, Wellington Management will receive a fee from AMCO equal to 0.45% on the first $700 million of assets under management and 0.425% on assets above $700 million. In addition, Wellington Management will not seek to increase this fee during a three-year period ending August 27, 2018.

➢	DOES WELLINGTON MANAGEMENT ACT AS ADVISER FOR SIMILAR FUNDS?

No.

NAME AND ADDRESS OF
THE FUND’S INVESTMENT ADVISER,
PRINCIPAL UNDERWRITER, AND ADMINISTRATOR

AMCO, located at 9800 Fredericksburg Road, San Antonio, TX 78288, is the Fund’s investment adviser and administrator. USAA Investment Management Company, located at 9800 Fredericksburg Road, San Antonio, TX 78288, is the Fund’s principal underwriter.

SHARES OWNED

As of August 30, 2015, there were 118,939,868,358 shares of the Fund outstanding. No shareholder held of record or owned beneficially 5% or more of the Fund.

FINANCIAL INFORMATION

THE FUND, WITHOUT CHARGE, WILL FURNISH TO YOU UPON REQUEST A COPY OF THE FUND’S ANNUAL REPORT FOR ITS MOST RECENT FISCAL YEAR AND A COPY OF ITS SEMIANNUAL REPORT FOR ANY SUBSEQUENT SEMIANNUAL PERIOD. SUCH REQUEST MAY BE DIRECTED TO USAA ASSET MANAGEMENT COMPANY, 9800 FREDERICKSBURG ROAD, SAN ANTONIO, TEXAS 78288 OR
(800) 531-8722.

HOUSEHOLDING

Each household will receive a single copy of this Information Statement even if you or a family member own more than one account in the Fund. For many of you, this eliminates duplicate copies and saves paper and postage costs to the Fund. However, if you would like to receive an individual copy of this Information Statement, please call us toll free at (800) 531-USAA (8722) or contact us at 9800 Fredericksburg Road, San Antonio, Texas 78288, and we will send you an individual copy.

Exhibit A

AMENDMENT NO. 1

TO

INVESTMENT SUBADVISORY AGREEMENT

AMENDMENT NO. 1 made as of the 28th day of August, 2015, (the Effective Date) to the Investment Subadvisory Agreement made as of the 16th day of October 2012, between USAA ASSET MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having its principal place of business in San Antonio, Texas (AMCO) and LAZARD ASSET MANAGEMENT LLP, a limited liability company organized under the laws of the state of Delaware and having its principal place of business in New York, New York (Lazard), with respect to services provided to the International Fund, a series of USAA Mutual Funds Trust.

AMCO and Lazard agree to modify and amend the Investment Subadvisory Agreement described above (Agreement) as follows:

1. NEW FUND. AMCO hereby appoints Lazard as an investment subadviser of the USAA International Fund on the terms and conditions set forth in the Agreement.

2. SCHEDULE A. Schedule A to the Agreement, setting forth the Funds of the Trust for which Lazard is appointed as an investment subadviser, is hereby replaced in its entirety by Schedule A attached hereto.

3. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to Lazard with respect to each Fund, is hereby replaced in its entirety by Schedule B attached hereto.

4. RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, AMCO and Lazard have caused this Amendment No. 1 to be executed as of the date first set forth above.

Attest:	USAA ASSET MANAGEMENT COMPANY
By: /s/ James G. Whetzel	By: /s/ Brooks Englehardt
Name: James G. Whetzel	Name: Brooks Englehardt
Title: Secretary	Title: President

Attest:	LAZARD ASSET MANAGEMENT
By: /s/ John T. McSharry	By: /s/ Charles L. Carroll
Name: John T. McSharry	Name: Charles L. Carroll
Title: Senior Vice President	Title: Deputy Chairman

SCHEDULE A

Fund	Effective Date
Emerging Markets Fund	October 16, 2012
International Fund	August 11, 2015

Revised:  August 28, 2015

SCHEDULE B

FEES

Fund	Account Rate per annum of the average daily net assets of the Fund Account
Emerging Markets Fund	• 0-200 million – 75 basis points • Next 200 million – 70 basis points • Next 200 million – 65 basis points • Over 600 million – 60 basis points*
International Fund	• 0-100 million – 50 basis points • Next 150 million – 45 basis points • Next 350 million – 40 basis points • Over 600 million – 37.5 basis points**

* Lazard agrees that it will not seek to increase this fee rate during the three-year period ending October 16, 2015 (the Three-Year Lock). This Three-Year Lock does not limit the rights of a Fund’s shareholders, a Fund’s Board, or AMCO as set forth in Section 6 of the Agreement (“Duration and Termination of this Agreement”).

** Lazard agrees that it will not seek to increase this fee rate during the three-year period ending August 27, 2018 (the Three-Year Lock). This Three-Year Lock does not limit the rights of a Fund’s shareholders, a Fund’s Board, or AMCO as set forth in Section 6 of the Agreement (“Duration and Termination of this Agreement”).

Revised:  August 28, 2015

Exhibit B

AMENDMENT NO. 3

TO

INVESTMENT SUBADVISORY AGREEMENT

AMENDMENT NO. 3 made as of the 28th day of August, 2015, (the Effective Date) to the Investment Subadvisory Agreement made as of the 1st day of August 2006, as amended, between WELLINGTON MANAGEMENT COMPANY LLP, a limited liability partnership organized under the laws of the state of Delaware and having its principal place of business in Boston, Massachusetts (Wellington Management) and USAA INVESTMENT MANAGEMENT COMPANY, as transferred to USAA ASSET MANAGEMENT COMPANY (AMCO) pursuant to the Transfer and Assumption Agreement dated December 31, 2011, each a corporation organized under the laws of the state of Delaware and having its principal place of business in San Antonio, Texas, with respect to services provided to the International Fund, a series of USAA Mutual Funds Trust.

AMCO and Wellington Management agree to modify and amend the Investment Subadvisory Agreement described above (Agreement) as follows:

1. NEW FUND. AMCO hereby appoints Wellington Management as an investment subadviser of the USAA International Fund on the terms and conditions set forth in the Agreement.

2. SCHEDULE A. Schedule A to the Agreement, setting forth the Funds of the Trust for which Wellington Management is appointed as an investment subadviser, is hereby replaced in its entirety by Schedule A attached hereto.

3. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to Wellington Management with respect to each Fund, is hereby replaced in its entirety by Schedule B attached hereto.

4. RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, AMCO and Wellington Management have caused this Amendment No. 3 to be executed as of the date first set forth above.

Attest:	USAA ASSET MANAGEMENT COMPANY
By:	By:
Name: James G. Whetzel	Name: Brooks Englehardt
Title: Secretary	Title: President

Attest:	WELLINGTON MANAGEMENT COMPANY LLP
By:	By:
Name:	Name:
Title:	Title:

SCHEDULE A

Fund	Effective Date
Small Cap Stock Fund	December 1, 2003
Science & Technology Fund	June 28, 2002
Aggressive Growth Fund	July 21, 2010
International Fund	August 11, 2015

Revised:  August 28, 2015

SCHEDULE B

FEES

Fund	Account Rate per annum f the average daily net assets of the Fund Account
Small Cap Stock Fund	0.70%--First $300 million; 0.65%--Amounts above $300 million
Science & Technology Fund	0.45%--First $100 million; 0.35%--Amounts above $100 million
Aggressive Growth Fund	0.325%--First $300 million; 0.30%--Next $700 million; 0.28%--Amounts over $1 billion
International Fund	0.45%--First $700 million;0.425%--Amounts above $700 million*

* Wellington Management agrees that it will not seek to increase this fee rate during the three-year period ending August 27, 2018 (the Three-Year Lock). This Three-Year Lock does not limit the rights of a Fund’s shareholders, a Fund’s Board, or AMCO as set forth in Section 6 of the Agreement (“Duration and Termination of this Agreement”).

Revised:  August 28, 2015

98397-1015